FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)     June 29, 2006
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                                Tower Group, Inc.
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             (Exact name of registrant as specified in its charter)

        Delaware                       000-50990                 13-3894120
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(State or other jurisdiction    Commission File Number:         (IRS Employer
     or incorporation)                                       Identification No.)

    120 Broadway, 14th Floor, New York, NY                          10271
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   (Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code  (212) 655-2000
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         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

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Item 1.01 Entry into a Material Definitive Agreement and Item 1.02 Termination
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of a Material Definitive Agreement
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Tower Group, Inc. announced on July 6, 2006, that it executed on June 29, 2006, commutation and novation agreements with PXRE Reinsurance Company. As a result of the commutation and novation agreements, PXRE Reinsurance Company is discharged from future obligations under various reinsurance agreements with the Company.

Item 7.01 Regulation FD Disclosure
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Tower Group, Inc. announced on July 6, 2006, second quarter non-recurring gains from its investment in CastlePoint Holdings, Ltd.


Item 8.01 Other Events
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Tower Group, Inc. announced on July 6, 2006, the closing of the acquisition of
MIIX Insurance Company of New York on June 29, 2006.



The following exhibits are filed as part of this report.

Number                                Description
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99.1    Copy of press release issued by Tower Group, Inc. dated July 6, 2006.

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                    Tower Group, Inc.
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                                                      (Registrant)

Date    July 6, 2006
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                                         /s/ Stephen L. Kibblehouse
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                                                    (Signature)*
                                         Stephen L. Kibblehouse
                                         Senior Vice President & General Counsel


*Print name and title of the signing officer under his signature.